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Exhibit 10.74

AMENDMENT NO. 1
TO
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
HORIZON GROUP PROPERTIES, L.P.

        THIS AMENDMENT NO. 1 (this "Amendment") to the Amended and Restated Agreement of Limited Partnership of Horizon Group Properties, L.P. (the "Partnership") is hereby entered into on this 27th day of December, 2002 by Horizon Group Properties, Inc., a Maryland corporation, the sole general partner of the Partnership (the "General Partner").

R E C I T A L S:

        WHEREAS, the General Partner and the limited partners identified therein are parties to that certain Amended and Restated Agreement of Limited Partnership of Horizon Group Properties, L.P. dated June            , 1998 (the "Partnership Agreement"); and

        WHEREAS, the General Partner desires to amend the Partnership Agreement in accordance with the terms of this Amendment.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

        Section 1.    (a)    Section 4.3B is hereby deleted in its entirety and in its place the following is hereby inserted:

          "B.    General Partner Loans.    The General Partner may enter into a Funding Debt, including, without limitation, a Funding Debt that is convertible into Common Shares, and lend to the Partnership the net proceeds received by the Partnership from such Funding Debt or funds from any other source (a "General Partner Loan"); provided, however, that the General Partner shall not be obligated to make a General Partner Loan to the Partnership in a manner that would be inconsistent with the General Partner's ability to remain qualified as a REIT or would trigger any indemnity obligation on the part of the General Partner or the Partnership. If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and will be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt. If the General Partner makes a General Partner Loan with funds from a source other than a Funding Debt, the General Partner Loan will be on commercially reasonable terms and conditions based on the facts and circumstances at the time such General Partner Loan is made."

  (b)
  The following is hereby inserted after Section 4.3D.:

          "E.    Sale of Units by the General Partner.    The General Partner may sell Units it owns. In connection with such sale, the General Partner may elect to convert the Units sold from General Partner Units to Limited Partner Units. The General Partner may, but is not obligated to, make a Capital Contribution of the net proceeds from the sale of such Units and receive Units from the Partnership with rights, preferences and terms corresponding to such Units sold. The General Partner may, but is not obligated to, make a General Partner Loan of some or all of the net proceeds from such sale subject to the provisions of Section 4.3.B hereof. Any sale of Units by the General Partner shall be subject to the provisions of Section 11.2 hereof.

        Section 2.    This Amendment may be executed in counterparts with each such counterpart considered an original and all such counterparts constituting one and the same document. THE TERMS OF THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF ANY RULES AS TO CONFLICT OF LAWS) AND THE LAWS OF THE UNITED STATES APPLICABLE THEREIN. Except as specifically amended hereby, the Partnership Agreement remains in full force and effect.

[signature page follows]

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

HORIZON GROUP PROPERTIES, INC.
By:	/s/ GARY J. SKOIEN Gary J. Skoien Chairman and Chief Executive Officer

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  Exhibit 10.74